Exhibit 10.16

ENANTA PHARMACEUTICALS, INC.

Employee Stock Purchase Plan

1.	Purpose.

The purpose of this Employee Stock Purchase Plan (the “Plan”) is to provide employees of Enanta Pharmaceuticals, Inc. (the “Company”), and its subsidiaries incorporated under the laws of a jurisdiction within the United States of America (“US Subsidiaries”), who wish to become shareholders of the Company, an opportunity to purchase Common Stock, $0.01 par value, of the Company (the “Common Stock”) directly from the Company. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Eligible Employees.

Subject to the provisions of Sections 7, 8, 9 and 10 below, any individual who is a full-time employee (as defined below) of the Company or of any of its subsidiaries (as defined in Section 424(f) of the Code) designated for eligibility to participate in the Plan by the Board of Directors is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. “Board of Directors” means the Company’s Board of Directors or any committee to whom it delegates its authority hereunder, and “full-time employee” shall mean any employee whose customary employment is:

(a) 20 hours or more per week and

(b) more than five months in the calendar year during which the Offering Date (as defined in Section 3 below) occurs (or in the calendar year immediately preceding such calendar year if there has been no change in the terms of employment that would make the employee ineligible to participate in the current calendar year).

3.	Offering Dates.

From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an “Offering” on a date or series of dates (each of which is an “Offering Date”) designated for this purpose by the Board of Directors.

4.	Prices.

The price per share for each grant of rights hereunder shall be the lesser of:

(a)	eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

(b)	eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

At its discretion, the Board of Directors may determine a higher price for a grant of rights.

5.	Exercise of Rights and Method of Payment.

(a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors. Unless a participating employee withdraws from the Plan as provided in Section 11, and subject to the other terms of the Plan, the employee’s option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of shares subject to the option will be purchased at the applicable purchase price with the accumulated contributions in the employee’s account.

(b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, by delivery of shares of Common Stock valued at fair market value (as determined by the Board of Directors) on the date of delivery, or by some combination thereof, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

(c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6.	Term of Rights.

The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the “Offering Period”) shall in no event be longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423 of the Code. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period when shares will be purchased upon exercise of employees’ options (each, an “Exercise Period”). Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each Exercise Period as the Board of Directors determines.

7.	Shares Subject to the Plan.

(a) The number of shares of Common Stock that may be sold pursuant to rights granted under the Plan is 800,000 shares (the “Shares”). Appropriate adjustments in the number of Shares covered by outstanding rights granted hereunder, in the number of shares set forth in clause (ii) of the preceding sentence, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to this Section 7(a), and Sections 9 and 10 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. In the event of a proposed dissolution or liquidation of the Company, any Exercise Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction (as defined below), each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Exercise Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Exercise Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participating employee in writing, prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this Section 7, “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

(b) Subject to the foregoing, if the Board of Directors determines that, on a given purchase date for an Offering (a “Purchase Date”), the number of Shares with respect to which rights are to be exercised may exceed (i) the number of Shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Board of Directors may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participant employees exercising rights to purchase Common Stock on such Purchase Date, and (x) continue all Offerings then in effect or (y) terminate any or all Offerings then in effect. The Company may make pro rata allocation of the Shares available on the Purchase Date of any applicable Offering, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to the Offering Date for such Offering. In the event of a pro-rata allocation, each participating employee’s right to purchase Shares shall be limited to such pro-rata amount of Shares and the remaining cash balance of the contributions shall be credited to his or her account, and the participating employees shall not have further rights against the Company or the Board of Directors.

8.	Limitations on Grants.

(a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code.

(b) No employee shall be granted a right which permits the employee’s right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

9.	Limitation on Number of Shares Purchased.

The Board of Directors may limit from time to time and at any time the maximum number of Shares that an eligible participating employee may purchase during any Exercise Period.

10.	Limit on Participation.

Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering.

11.	Withdrawal.

(a) An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the date established by the Company for such purpose. Upon such withdrawal, any amounts paid by the employee or withheld from the employee’s compensation through payroll deductions for the purpose of purchasing Shares shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors.

(b) A participating employee’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering which commences after the withdrawal or in any similar plan that may hereafter be adopted by the Company. If a participating employee withdraws from an Offering, however, payroll deductions shall not resume at the beginning of any succeeding Offering unless the employee makes a new election to participate in the Plan.

12.	Tax Withholding.

Each participating employee shall pay to the Company or the applicable subsidiary, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the discretion of the Board of Directors and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at fair market value (as determined by the Board of Directors) on the date of delivery. The Company or the applicable subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the employee or withhold Shares purchased hereunder, which shall be valued at fair market value (as determined by the Board of Directors) on the date of withholding.

13.	Termination of Employment.

Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee or withheld from the employee’s compensation through payroll deductions for the purpose of purchasing the Shares shall be paid to the employee or to the employee’s estate, without interest unless otherwise determined by the Board of Directors.

14.	Participants’ Rights as Shareholders and Employees.

(a) No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

(b) Each participating employee is an employee-at-will (that is to say that either the employee or the Company or any subsidiary may terminate the employment relationship at any time for any reason or no reason at all) unless and only to the extent provided in a written employment agreement for a specified term executed by the chief executive officer of the Company or his duly authorized designee or the authorized signatory of any subsidiary. Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall confer upon any employee any right with respect to the continuance of his/her employment with the Company or any subsidiary nor shall they interfere with the rights of the Company or subsidiary to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any subsidiary.

15.	Rights Not Transferable.

Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

16.	Amendments to or Discontinuation of the Plan.

The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.

17.	Effective Date and Approvals.

(a) This Plan shall became effective on the date the Company closes its initial public offering of shares of its common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, and it was approved by the shareholders of the Company within twelve (12) months before or after the date of adoption.

(b) The Company’s obligation to offer, sell and deliver the Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company’s counsel with, all applicable federal and state securities and other laws.

18.	Term of Plan.

No rights shall be granted under the Plan after December 1, 2022.

19.	Administration of the Plan.

The Board of Directors or any committee or person(s) to whom it delegates its authority (the “Administrator”) shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code. Determinations made by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.

20.	Governing Law.

Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of the State of Delaware.